UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 12, 2020

CSI Compressco LP

(Exact Name of Registrant as Specified in Charter)

Delaware	1-35195	94-3450907
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

24955 Interstate 45 North

The Woodlands, Texas 77380

(Address of Principal Executive Offices, and Zip Code)

(281) 367-1983

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	CCLP	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

                                                                                                                                                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)           On June 12, 2020, the Audit Committee (the “Committee”) of the Board of Directors of CSI Compressco GP Inc., a Delaware corporation and the general partner of CSI Compressco LP, a Delaware limited partnership (the “Partnership”), approved the dismissal of Ernst & Young LLP (“Ernst & Young”) as the Partnership’s independent registered public accounting firm.  On June 15, 2020, Management of the Partnership notified Ernst & Young that it would be dismissed as the independent registered public accounting firm of the Partnership effective immediately.

The audit reports of Ernst & Young on the Partnership’s consolidated financial statements as of and for the years ended December 31, 2019 and 2018 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.  During the fiscal years ended December 31, 2019 and 2018, and through June 12, 2020, there were no (a) disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) with Ernst & Young on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Ernst & Young, would have caused it to make reference to the subject matter in their reports; or (b) reportable events (as described in Item 304(a)(1)(v) of Regulation S-K), except for a material weakness identified in the Partnership’s internal control over financial reporting related to revenue recognition for certain new unit sales where revenue recognition criteria had not been met.  The Partnership identified and disclosed this material weakness in the Partnership’s Quarterly Report on Form 10-Q for the three months ended March 31, 2020, which was filed with the United States Securities and Exchange Commission (the “Commission”) on May 7, 2020. The Committee discussed the material weakness with Ernst & Young, and the Partnership has authorized Ernst & Young to respond fully to the inquiries of the Partnership’s new independent registered public accounting firm concerning the subject matter of the material weakness.

The Partnership provided Ernst & Young with a copy of the foregoing disclosures on this Current Report on Form 8-K and requested that Ernst & Young furnish the Partnership with a letter addressed to the Commission stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree.  A copy of that letter, dated June 18, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)           On June 12, 2020, following a competitive tender process, the Audit Committee approved the appointment of Grant Thornton LLP (“Grant Thornton”) as the Partnership’s independent registered public accounting firm beginning with the Partnership’s second quarter ending June 30, 2020, effective immediately.   During the years ended December 31, 2019 and 2018, and through June 12, 2020, the Partnership did not consult with Grant Thornton with respect to (a) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might have been rendered on the Partnership’s consolidated financial statements; or (b) any matters that were either the subject of a disagreement (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions  to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01.	Financial Statements and Exhibits.

(d)Exhibits

Exhibit Number	Description
16.1	Letter of Ernst & Young LLP, dated as of June 18, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSI Compressco LP

By:	CSI Compressco GP Inc.,
its general partner

By:	/s/ Bass C. Wallace, Jr.
Bass C. Wallace, Jr.
General Counsel

Date: June 18, 2020

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